UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2016

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Street, Building One

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 923-1400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) elected Timothy C. Barabe as a Class III director of the Company. Mr. Barabe has been appointed to serve on the Audit Committee of the Board (the “Audit Committee”).

Mr. Barabe will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $35,000, an additional annual retainer of $7,500 for Mr. Barabe’s service on the Audit Committee, and an initial award of options to purchase 12,820 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $10.99, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the date of grant, subject to Mr. Barabe’s continued service on the Board through each such vesting date.  Mr. Barabe has also entered into the Company’s standard indemnification agreement for directors and officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: August 1, 2016	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer

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